Exhibit 10(j)

UNION PACIFIC CORPORATION

2000 DIRECTORS STOCK PLAN

Effective as of April 21, 2000

As amended November 16, 2006, January 30, 2007 and January 1, 2009

UNION PACIFIC CORPORATION

2000 DIRECTORS STOCK PLAN

1.	PURPOSE

The purpose of the Union Pacific Corporation 2000 Directors Stock Plan (the “Plan”) is to advance the interests of Union Pacific Corporation, a Utah corporation (the “Company”), by enabling the Company to attract, retain and motivate qualified individuals to serve on the Company’s Board of Directors and to align the financial interests of such individuals with those of the Company’s stockholders by providing for or increasing their proprietary interest in the Company.

The Plan was initially established effective April 21, 2000 and has been amended on several subsequent occasions. The Plan is restated effective January 1, 2009 to incorporate all amendments and to reflect the provisions of Section 409A of the Code.

2.	DEFINITIONS

(a)	“Board” means the Board of Directors of the Company.

(b)	“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute.

(c)	“Committee” means the Board and/or a committee of the Board acting pursuant to its authorization to administer this Plan under Section 7.

(d)	“Common Stock” means the Company’s Common Stock, par value $2.50, as presently constituted, subject to adjustment as provided in Section 8.

(e)	“Fair Market Value” means as of any date, the value of the Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, system or market, its Fair Market Value shall be the closing price for the Common Stock as quoted on such exchange, system or market as reported in the Wall Street Journal or such other source as the Committee deems reliable; and (ii) in the absence of an established market for the Common Stock, the Fair Market Value thereof shall be determined in good faith by the Committee by the reasonable application of a reasonable valuation method, taking into account factors consistent with Treas. Reg. § 409A-1(b)(5)(iv)(B) as the Committee deems appropriate.

(f)	“Non-Employee Director” means a member of the Board who is not at the time also an employee or former employee of the Company or any of its direct or indirect majority-owned subsidiaries (regardless of whether such subsidiary is organized as a corporation, partnership or other entity).

(g)	“Restricted Shares” means shares of Common Stock granted under Section 6(c) of the Plan.

(h)	“Restricted Share Units” means the right to receive in the future a share of Common Stock granted under Section 6(c) of the Plan.

(i)	“Retirement” of a Participant means separation from service as a director of the Company other than for cause, if (A) the Participant at the time of termination was ineligible for continued service as a director under the Company’s Retirement Policy, or (B) the Participant had served as a director of the Company for at least three years from the date Restricted Shares were granted to such Participant, and such termination is (i) due to Participant’s taking a position with or providing services to a governmental, charitable or educational institution whose policies prohibit continued service on the Board, (ii) due to the fact that continued service as a director would be a violation of law, or (iii) not due to the voluntary resignation or refusal to stand for reelection by the Participant.

(j)	“Stock Grant” means the grant of 1,000 Restricted Shares or Restricted Share Units, as determined by the Committee.

3.	SHARES SUBJECT TO THE PLAN

Subject to adjustment as provided in Section 8, the maximum number of shares of Common Stock which may be issued pursuant to this Plan shall not exceed 550,000, no more than 50,000 of which may be issued as Stock Grants. Shares issued under this Plan may be authorized and unissued shares of Common Stock or shares of Common Stock reacquired by the Company. All or any shares of Common Stock subject to a stock option under the Plan which for any reason are not issued may again be made subject to a stock option or Stock Grant under the Plan.

4.	PARTICIPANTS

Any person who is a Non-Employee Director shall be a participant hereunder (each a “Participant”).

5.	AWARDS

(a)	(i) Unless determined otherwise as set forth below, commencing January 1, 2001, each Participant shall receive annually, on the date of the first meeting of the Board of Directors of a calendar year, an option to purchase a number of shares of Common Stock determined by dividing 60,000 by 1/3 of the Fair Market Value on the date of each annual meeting of one share of Common Stock, with the resulting quotient rounded (up or down, as the case may be) to the nearest 50 shares; and

(ii) Each Non-Employee Director shall upon his or her initial election to the Board receive a Stock Grant effective as of the date of such election. A Participant shall not be required to make any Payment for a Stock Grant granted hereunder.

(b)	Subject always to Section 5(c), the Board may in its discretion adjust the formula set forth in Section 5(a)(i) pursuant to which the number of shares subject to an option shall be determined; provided that no such adjustment shall affect any stock option then outstanding under the Plan.

(c)	Subject to adjustment pursuant to Section 8, the maximum number of shares of Common Stock subject to stock options awarded under this Plan during any calendar year to any person on account of his or her service as a Non-Employee Director shall not exceed 5,000 shares.

6.	TERMS AND CONDITIONS OF AWARDS

(a)	General Terms and Conditions: Stock options and Stock Grants made pursuant to the Plan need not be identical but each stock option and Stock Grant shall be subject to the following general terms and conditions.

(i) Terms and Restrictions Upon Shares: The Board may provide that the shares of Common Stock issued upon exercise of a stock option or receipt of a Stock Grant shall be subject to such further conditions, restrictions or agreements as the Board in its discretion may specify prior to the exercise of such stock option or receipt of a Stock Grant, including with limitation, conditions on vesting or transferability, and forfeiture or repurchase provisions.

(ii) Other Terms and Conditions: Except as set forth herein, no holder of a stock option or Stock Grant shall have any rights as a stockholder with respect to any shares of Common Stock subject to the stock option or Stock Grant hereunder until said shares have been issued. Stock options or Stock Grants may also contain such other provisions, which shall not be inconsistent with any of the foregoing terms, as the Board or the Committee shall deem appropriate. The Board may waive conditions to and/or accelerate exercisability of a stock option or vesting of a Stock Grant, either automatically upon the occurrence of specified events (including in connection with a change of control of the Company) or otherwise in its discretion. No stock option or Stock Grant, however, nor anything contained in the Plan, shall confer upon any Participant any right to serve as a director of the Company.

(b)	Terms and Conditions of Stock Options:

(i) Term of Stock Options: Each stock option granted pursuant to the Plan shall have a term of ten years from the date of grant.

(ii) Transferability of Stock Options: Unless otherwise provided by the Committee, each stock option shall be transferable only by will or the laws of descent and distribution.

(iii) Vesting of Stock Options: Unless otherwise provided by the Committee in awarding a stock option, each stock option granted pursuant to the Plan shall vest in full on the first anniversary of the grant date for such stock option;

provided, however, that, unless otherwise provided by the Committee, in the event of the death or disability (as determined by the Committee) of a Participant, any unvested stock option granted pursuant to the Plan shall vest immediately.

(iv) Exercise of Stock Option after Termination of Service: Unless otherwise provided by the Committee in awarding a stock option, in the event a Non-Employee Director ceases to be a director of the Company for any reason, such Non-Employee Director shall be able to exercise any stock options held by such Non-Employee Director and vested on the date of such termination for a period of five years* after the date of such termination; provided that (i) in no event shall any stock option be exercisable after expiration of such option’s ten year term and (ii) any unexercised stock option shall expire immediately upon a Participant’s removal for cause from the Board.

( *Beginning with options granted after May 30, 2002, stock option agreements include language providing an exercise period for the remaining life of the option.)

(v) Stock Option Exercise Price: The exercise price for each stock option shall be the Fair Market Value of the Common Stock on the date of grant. The exercise price for a stock option previously awarded under the Plan may not be adjusted or amended, except as provided in Section 8. The exercise price shall be payable in cash, by payment under an arrangement with a broker where payment is made pursuant to an irrevocable direction to the broker to deliver all or part of the proceeds from the sale of the shares of Common Stock underlying the stock option to the Company, by the surrender of shares of Common Stock owned by the Participant exercising the stock option, and having a Fair Market Value on the date of exercise equal to the exercise price, but only if such will not result in an accounting charge to the Company, or by any combination of the foregoing. In addition, the exercise price shall be payable in such other form(s) of consideration as the Committee in its discretion shall specify.

(i) Dividend Equivalents. Dividend equivalents shall not be paid with respect to stock options.

(c)	Stock Grant Terms:

(i) Unless otherwise provided by the Committee in its discretion, at the time of grant of Restricted Shares to a Participant, a certificate representing 1,000 shares of Common Stock shall be registered in such Participant’s name and shall be held by the Company for his or her account. Unless otherwise provided by the Committee in its discretion, the Participant shall have the entire beneficial ownership interest in, and all rights and privileges of a stockholder as to, such Restricted Shares, including the right to vote such Restricted Shares and the right to receive dividends, subject to the following restrictions: (A) the Participant shall not be entitled to delivery of such stock certificate until the expiration of the Restriction Period (as hereinafter defined); (B) none of the Restricted Shares may be sold, transferred, assigned, pledged, or otherwise encumbered or disposed of during the Restriction Period; and (C) all of the Restricted Shares shall be forfeited and all rights of the Participant to such Restricted Shares shall terminate without further obligation on the part of the Company if the Participant ceases to be a director of the Company for any reason other than death, disability (as determined by the Committee), or Retirement. Any shares of Common Stock or other securities or property received as a result of a transaction listed in Section 8 hereof shall be subject to the same restrictions as such Restricted Shares.

(ii) At the end of the Restriction Period, all restrictions applicable to the Restricted Shares shall lapse, and a stock certificate for a number of shares of Common Stock equal to the number of Restricted Shares, free of all restrictions, shall be delivered to the Participant or his beneficiary, as the case may be, as soon as administratively practicable following the end of the Restriction Period. “Restriction Period” shall mean the period commencing on the date of grant of Restricted Shares and ending on the date such director ceases to be a director of the Company by reason of death, disability (as determined by the Committee) or Retirement.

(iii) Awards of Restricted Share Units shall be payable in shares of Common Stock. The provisions of Section 6(c)(i) and 6(c)(ii) of the Plan relating to the vesting and forfeiture of Restricted Shares shall apply to any award of Restricted Stock Units. Any award of Restricted Share Units may provide the Participant with the right to receive dividend payments or dividend equivalent payments on the Common Stock subject to the award, whether or not such award has vested. Such payments may be made in cash or may be credited to a Participant’s account and later settled in cash or Common Stock or a combination thereof, as determined by the Committee. Such payments and credits may be subject to such conditions and contingencies as the Committee may establish. Payment of Restricted Share Units shall be made as soon as administratively practicable, but in all cases within sixty (60) days following the Participant’s death, disability (as determined by the Committee; provided that such determination will comply with the requirements of Section 409A of the Code), or Retirement. Dividend equivalent payments shall be paid at the time the underlying dividend is otherwise paid to holders of Common Stock, or at the same time as the Restricted Share Units to which the dividend equivalents relate, as determined by the Committee at the time the Restricted Share Units are awarded.

7.	ADMINISTRATION OF THE PLAN

The Plan shall be administered by the Board, except that as provided herein the Plan may be administered by a Committee of the Board, as appointed from time to time by the Board. The Board shall fill vacancies on and from time to time may remove or add members to the Committee. The Committee shall act pursuant to a majority vote or unanimous written consent.

Subject to the express provisions of this Plan, the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation: (a) to prescribe, amend and rescind rules relating to this Plan and to define terms not otherwise defined herein; (b) to prescribe the form of documentation used to evidence any stock option or Stock Grant awarded hereunder, including provision for such terms as it considers necessary or desirable, not inconsistent with the terms established by the Board; (c) to establish and verify the extent of satisfaction of any conditions to exercisability applicable to stock options or to receipt or vesting of Stock Grants; (d) to determine whether, and the extent to which, adjustments are required pursuant to Section 8 hereof; and (e) to interpret and construe this Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or Stock Grant awarded hereunder, and to make exceptions to any procedural provisions in good faith and for the benefit of the Company. Notwithstanding any provision of this Plan, the Board may at any time limit the authority of the Committee to administer this Plan.

All decisions, determinations and interpretations by the Board or, except as to the Board, the Committee regarding the Plan, any rules and regulations under the Plan and the terms and conditions of any stock option or Stock Grant awarded hereunder, shall be final and binding on all Participants and holders of stock options or Stock Grants. The Board and the Committee may consider such facts as it deems relevant, in its sole and absolute discretion, in making such decisions, determinations and interpretations including without limitation, the recommendations or advice of any officer or other employee of the Company and such attorneys, consultants and accountants as it may select.

All questions pertaining to the construction, regulation, validity and effect of the Plan shall be determined in accordance with the laws of the State of Utah.

8.	ADJUSTMENT OF AND CHANGES IN THE STOCK

If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of shares or securities, or if cash, property or shares or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, reclassification, dividend (other than a regular cash dividend), or other distribution, stock split, reverse stock split, spin-off or the like, or if substantially all of the property and assets of the Company are sold, or any equity restructuring transaction, as that term is defined in Statement of Financial Accounting Standards No. 123 (revised), occurs, then the Committee shall adjust the following in a manner that is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan: (i) the number and type of shares of Common Stock (or other securities or property) which thereafter may be made the subject of awards hereunder, including the individual limits set forth in Section 2(i), Section 3 and Section 5(c); (ii) the number and type of shares of Common Stock (or other securities or property) subject to outstanding awards under the Plan; (iii) the grant, purchase, or exercise price with respect to any award or, if deemed appropriate, make provision for a cash payment to the holder of an outstanding award; provided, however, that the number of shares of Common Stock subject to any award shall always be a whole number; and (iv) other value determinations applicable to outstanding awards. The

Committee’s adjustment shall be effective and binding for all purposes of this Plan; provided, that no such adjustment shall constitute (i) a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of any feature for the deferral of compensation, within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(C), or (iii) an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Code Section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E). Furthermore, no adjustment as the result of a change in capitalization shall cause the exercise price to be less than the Fair Market Value of such shares of Common Stock (as adjusted to reflect the change in capitalization) on the date of grant, and any adjustment as the result of the substitution of a new stock right or the assumption of an outstanding stock right pursuant to a corporate transaction shall satisfy the conditions described in Treas. Reg. Section 1.409A-1(b)(5)(v)(D).

No right to purchase or receive fractional shares shall result from any adjustment in stock options or Stock Grants pursuant to this Section 8. In case of any such adjustment, the shares subject to the stock option or Stock Grant shall be rounded down to the nearest whole share of Common Stock, and cash in lieu of any fractional share shall be paid to the Participant.

9.	REGISTRATION, LISTING OR QUALIFICATION OF STOCK

In the event that the Board or the Committee determines in its discretion that the registration, listing or qualification of the shares of Common Stock issuable under the Plan on any securities exchange or under any applicable law or governmental regulation is necessary as a condition to the issuance of such shares under the stock option or Stock Grant, the stock option or Stock Grant shall not be exercisable or exercised in whole or in part unless such registration, listing, qualification, consent or approval has been unconditionally obtained.

10.	EFFECTIVE DATE, AMENDMENT AND TERMINATION OF PLAN

This Plan shall become effective upon its approval by the Company’s stockholders at the Company’s 2000 annual meeting of stockholders.

The Board may periodically amend the Plan as determined appropriate, without further action by the Company’s stockholders except to the extent required by applicable law. Notwithstanding the foregoing, and subject to adjustment pursuant to Section 8, the Plan may not be amended to materially increase the number of shares of Common Stock authorized for issuance under the Plan, or otherwise amended in a manner that requires stockholder approval under the rules of the securities exchange(s) on which the Company’s Common Stock is then listed, unless any such amendment is approved by the Company’s stockholders. The Plan may be terminated at such time as the Board may determine. Termination and expiration of the Plan will not affect the rights and obligations arising under stock options or Stock Grants theretofore awarded and then in effect.

The Committee may waive any conditions or rights under, amend any terms of, or amend, alter, suspend, discontinue or terminate, any award theretofore granted, prospectively or retroactively, without the consent of any Participant or holder or beneficiary of an award, provided, however, that no such action shall impair any material rights of a Participant or holder or beneficiary under any award theretofore granted under the Plan, and; provided, further, that no Participant consent shall be required if the Committee determines in its sole discretion that such action either (1) is required or advisable in order for the Company, Plan or the award to satisfy any law or regulation or to meet the requirements of any accounting standard, or (2) is not reasonably likely to significantly diminish the benefits provided under such award, or that any such diminishment has been adequately compensated. Notwithstanding the foregoing, no waiver, amendment, alteration, suspension, discontinuation or termination of the award by the Committee shall constitute (i) a modification of a stock right within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(B) so as to constitute the grant of a new stock right, (ii) an extension of a stock right, including the addition of any feature for the deferral of compensation, within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(C), or an impermissible acceleration of a payment date or a subsequent deferral of a stock right subject to Code Section 409A within the meaning of Treas. Reg. Section 1.409A-1(b)(5)(v)(E). Furthermore, in no event may the Committee exchange awards previously granted for awards of a different type.